UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material under §240.14a-12

Protective Life Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

Protective Life Corporation

Post Office Box 2606

Birmingham, AL 35202

205-268-1000

FOR IMMEDIATE RELEASE

Protective Issues Statement on ISS Recommendation

BIRMINGHAM, Ala.—May 7, 2013 — Protective Life Corporation (NYSE: PL) (“Protective”) today announced that Institutional Shareholder Services (“ISS”) revised its proxy vote recommendation to Protective share owners.  ISS now recommends a vote FOR Proposal 2: Approval of Stock Plan for Non-Employee Directors.  The Board of Directors of Protective continues to recommend that share owners vote their shares FOR Proposal 2: Approval of Stock Plan for Non-Employee Directors.

Protective Life’s 2013 Annual Meeting of Shareholders will be held on May 13, 2013.

# # #

ABOUT PROTECTIVE LIFE CORPORATION

Protective Life Corporation provides financial services through the production, distribution and administration of insurance and investment products throughout the U.S. It has annual revenues of approximately $3.6 billion and as of December 31, 2012 had assets of approximately $57.4 billion.

CONTACT:

Eva Robertson

Vice President, Investor Relations

(205) 268-3912